Exhibit 99.1

FOR IMMEDIATE RELEASE
December 12, 2024	Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS RESULTS FOR
THE FOURTH QUARTER AND FISCAL YEAR ENDED SEPTEMBER 24, 2024

(GOLDEN, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Bad Daddy’s Burger Bar and Good Times Burgers & Frozen Custard, today reported financial results for the fiscal fourth quarter and fiscal year ended September 24, 2024.

Highlights of the Company’s financial results include:

•	Total Revenues increased 3.0% to $142.3 million for the year compared to the previous fiscal year

•	Total Restaurant Sales for company-owned Good Times restaurants increased $0.5 million to $10.0 million for the fourth quarter compared to the same prior year fourth quarter and increased $3.0 million to $38.0 million for the year compared to the previous fiscal year

•	Same Store Sales[1] for Good Times restaurants decreased 0.1% for the fourth quarter compared to the prior-year fourth quarter and increased 2.9% for the year compared to the 2023 fiscal year

•	Total Restaurant Sales for Bad Daddy’s restaurants increased $1.0 million to $25.6 million for the fourth quarter compared to the prior-year fourth quarter and increased $1.3 million to $103.5 million for the year compared to the previous fiscal year

•	Same Store Sales[1] for Bad Daddy’s restaurants increased 3.2% for the fourth quarter compared to the prior-year fourth quarter and decreased 1.2% for the year compared to the 2023 fiscal year

•	Net Income Attributable to Common Shareholders was $0.2 million for the fourth quarter. Net Income Attributable to Common Shareholders was $1.6 million for the fiscal year

•	Adjusted EBITDA[2] (a non-GAAP measure) was $1.3 million for the fourth quarter and $5.4 million for the fiscal year

•	During fiscal 2024, the Company repurchased 543,530 shares of its common stock under its share repurchase program and additionally repurchased 190,690 shares of its common stock through negotiated transactions with private individuals.

Ryan M. Zink, the Company’s Chief Executive Officer, said, “I am inspired by the turnaround in same store sales this year at Bad Daddy’s, a strong indication that our back-to-basics approach to brand execution is effectively attracting and retaining guests at our restaurants. Bad Daddy’s performance significantly beat the Black Box casual dining index for both sales and traffic during the quarter.”

“During this quarter, Good Times experienced softer sales, in part due to the return of extreme discounting in the quick service space, with many promotions from our much larger competitors centered around the five dollar price point. We continue to be focused on delivering value through high quality products and the uncompromising standards for our key suppliers of our all natural beef and chicken. History has shown that exaggerated discounting is a race to the bottom and an unprofitable strategy in the long-term, so we are choosing a different path.” Zink continued.

Mr. Zink concluded, “We are approaching the new year with a continuation of our strategy at Bad Daddy’s, and a similar back-to-basics approach to re-training our teams and reaching for even higher standards of operations excellence at Good Times. Our confidence in the Good Times brand is evidenced through the continuation of our brand evolution through our remodels, including updated signage with our refreshed logo, fresh technology for our employees and guests, and community art through our exterior murals.”

1 Same store sales are a metric used in evaluating the performance of established restaurants and is a commonly used metric in the restaurant industry. Same store sales for our brands are calculated using all company-owned units open for at least 18 full fiscal months and use the comparable operating weeks from the prior year to the current year period’s operating weeks.

2 For a reconciliation of Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

1

Share Repurchase

Additionally, the Company announced a $2 million expansion of its existing share repurchase program, which now provides authorization for a total of $7 million dollars of aggregate share repurchases. The Company has purchased approximately $4.8 million dollars under its existing share repurchase program which was originally announced February 3, 2022. This authorization to repurchase will continue until the maximum value of shares is purchased or the Company terminates the program. The Company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. The repurchase program does not obligate the Company to acquire any particular amount of common shares, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.

Conference Call

Management will host a conference call to discuss its fiscal fourth quarter and year ended September 24, 2024, financial results on Thursday, December 12, 2024, at 5:00 p.m. ET. Hosting the call will be Ryan M. Zink, its Chief Executive Officer and Keri A. August, its Senior Vice President of Finance and Accounting.

The conference call can be accessed live over the phone by dialing 888-210-2831, access code 3024033. The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

Good Times Restaurants Inc. (Nasdaq: GTIM)

Good Times Restaurants Inc. owns, operates, and licenses 40 Bad Daddy’s Burger Bar restaurants through its wholly owned subsidiaries. Bad Daddy’s Burger Bar is a full-service “small box” restaurant concept featuring a chef-driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft beers in a high-energy atmosphere that appeals to a broad consumer base. Additionally, through its wholly owned subsidiaries, Good Times Restaurants Inc. owns, operates and franchises 30 Good Times Burgers & Frozen Custard restaurants primarily in Colorado. Good Times is a regional quick-service concept featuring 100% all-natural burgers and chicken sandwiches, signature wild fries, green chili breakfast burritos and fresh frozen custard desserts.

Forward Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek”, “plan” and similar expressions are intended to identify forward looking statements. These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements. Such risks and uncertainties include, among other things, the market price of the Company's stock prevailing from time to time, the nature of other investment opportunities presented to the Company, the disruption to our business from pandemics and other public health emergencies, the impact and duration of staffing constraints at our restaurants, the impact of supply chain constraints and the current inflationary environment, the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, other general economic and operating conditions, risks associated with the acquisition of additional restaurants, the adequacy of cash flows and the cost and availability of capital or credit facility borrowings to provide liquidity, changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wage and tip credit regulations, and other matters discussed under the Risk Factors section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 24, 2024 filed with the SEC, and other filings with the SEC.

Investor Relations Contacts:

Ryan M. Zink, Chief Executive Officer (303) 384-1432

Christi Pennington (303) 384-1440

Category: Financial

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands, except per share amounts)

	Fiscal Quarter Ended		Fiscal Year Ended
	September 24, 2024	September 26, 2023	September 24, 2024	September 26, 2023
NET REVENUES:
Restaurant sales	$35,602	$34,106	$141,555	$137,229
Franchise revenues	192	225	760	931
Total net revenues	35,794	34,331	142,315	138,160

RESTAURANT OPERATING COSTS:
Food and packaging costs	11,080	10,725	43,704	42,910
Payroll and other employee benefit costs	12,164	12,072	48,689	47,549
Restaurant occupancy costs	2,389	2,289	10,087	9,607
Other restaurant operating costs	5,260	4,884	20,288	19,013
Preopening costs	-	374	-	484
Depreciation and amortization	942	923	3,755	3,663
Total restaurant operating costs	31,835	31,267	126,523	123,226

General and administrative costs	2,725	2,095	10,516	9,165
Advertising costs	863	835	3,528	3,258
Impairment of long-lived assets	499	548	698	1,589
Loss (gain) on restaurant and equipment asset sales	(10)	(9)	2	(41)
Litigation contingencies	-	-	(332)	-

(LOSS) INCOME FROM OPERATIONS:	(118)	(405)	1,380	963

Other Expenses:
Interest and other expense, net	(24)	(22)	(125)	(78)

NET (LOSS) INCOME BEFORE INCOME TAXES:	(142)	(427)	1,255	885
Provision for income taxes	426	284	624	10,787

NET INCOME (LOSS):	$284	$(143)	$1,879	$11,672
Income attributable to non-controlling interests	(54)	(107)	(266)	(586)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$230	$(250)	$1,613	$11,086

NET INCOME (LOSS) PER SHARE, ATTRIBUTABLE TO COMMON SHAREHOLDERS:
Basic	$0.02	$(0.02)	$0.15	$0.94
Diluted	$0.02	$(0.02)	$0.14	$0.94

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	10,741	11,531	11,047	11,773
Diluted	10,851	11,531	11,148	11,828

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Good Times Restaurants Inc.

Unaudited Supplemental Information

(In thousands)

	September 24, 2024	September 26, 2023
Selected Balance Sheet Data:
Cash and cash equivalents	$3,853	$4,182

Current Assets	$6,557	$6,521

Total assets	$87,118	$91,088

Current Liabilities	$15,687	$14,890

Shareholders’ equity	$33,088	$32,994

Supplemental Information for Company-Owned Restaurants (dollars in thousands):

	Bad Daddy’s Burger Bar				Good Times Burgers & Frozen Custard
	Fourth Fiscal Quarter		Fiscal Year Ended		Fourth Fiscal Quarter		Fiscal Year Ended
	2024 (13 weeks)	2023 (13 weeks)	2024 (52 weeks)	2023 (52 weeks)	2024 (13 weeks)	2023 (13 weeks)	2024 (52 weeks)	2023 (52 weeks)
Restaurant sales	$25,644	$24,649	$103,539	$102,241	$9,958	$9,457	$38,016	$34,988

Restaurants open at beginning of period	40	39	40	40	26	23	25	23

Restaurants opened or acquired during period	-	1	-	1	-	2	1	2

Restaurants closed during period	1	-	1	1	1	-	1	-
Restaurants open at period end	39	40	39	40	25	25	25	25

Restaurant operating weeks	514	512	2,074	2,042	335	313	1,309	1,210

Average weekly sales per restaurant	$49.8	$48.1	$49.9	$50.1	$29.7	$30.2	$29.0	$28.9

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Margin Analysis:

	Quarter Ended (13 Weeks)				Year-to-Date Period Ended (52 weeks)
	September 24, 2024		September 26, 2023		September 24, 2024		September 26, 2023
Bad Daddy’s Burger Bar:
Restaurant sales	$25,644	100.0%	$24,649	100.0%	$103,539	100.0%	$102,241	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	7,999	31.2%	7,839	31.8%	32,155	31.1%	31,972	31.3%
Payroll and benefits costs	8,791	34.3%	8,942	36.3%	35,831	34.6%	35,892	35.1%
Restaurant occupancy costs	1,488	5.8%	1,517	6.2%	6,676	6.4%	6,642	6.5%
Other restaurant operating costs	3,875	15.1%	3,749	15.2%	15,296	14.8%	14,834	14.5%
Restaurant-level operating profit (a non-GAAP measure)	$3,491	13.6%	$2,602	10.6%	$13,581	13.1%	$12,901	12.6%
Good Times Burgers & Frozen Custard:
Restaurant sales	$9,958	100.0%	$9,457	100.0%	$38,016	100.0%	$34,988	100.0%
Restaurant operating costs (exclusive of depreciation and amortization and pre-opening costs):
Food and packaging costs	3,081	30.9%	2,886	30.5%	11,549	30.4%	10,938	31.3%
Payroll and benefits costs	3,373	33.9%	3,130	33.1%	12,858	33.8%	11,657	33.3%
Restaurant occupancy costs	901	9.0%	772	8.2%	3,411	9.0%	2,965	8.5%
Other restaurant operating costs	1,385	13.9%	1,135	12.0%	4,992	13.1%	4,179	11.9%
Restaurant-level operating profit (a non-GAAP measure)	$1,218	12.2%	$1,534	16.2%	$5,206	13.7%	$5,249	15.0%

Total restaurant-level operating profit (a non-GAAP measure)	$4,709	13.2%	$4,136	12.1%	$18,787	13.3%	$18,150	13.2%

Certain percentage amounts in the table above do not total due to rounding as well as the fact that restaurant operating costs are expressed as a percentage of restaurant revenues (as opposed to total revenues).

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Reconciliation of U.S. GAAP Results to Non-GAAP Measurements

Reconciliation of Income (Loss) from Operations to Non-GAAP Restaurant-Level Operating Profit

(In thousands)

	Quarter Ended (13 Weeks)		Year-to-Date Period Ended (52 weeks)
	September 24, 2024	September 26, 2023	September 24, 2024	September 26, 2023
Income (loss) from operations	$(118)	$(405)	$1,380	$963
Less:
Franchise revenues	192	225	760	931
Add:
General and administrative	2,725	2,095	10,516	9,165
Depreciation and amortization	942	923	3,755	3,663
Advertising costs	863	835	3,528	3,258
Impairment of long-lived assets	499	548	698	1,589
Litigation contingencies	-	-	(332)	-
Loss (gain) on restaurant and equipment asset sales	(10)	(9)	2	(41)
Pre-opening costs	-	374	-	484
Restaurant-level operating profit	$4,709	$4,136	$18,787	$18,150

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The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant-level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded because, like depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income (loss) from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the current and prior year fiscal quarters and year-to-date periods for fiscal 2024 and fiscal 2023, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

	Quarter Ended (13 Weeks)		Fiscal Year Ended (52 Weeks)
	Sept. 24, 2024	Sept. 26, 2023	Sept. 24, 2024	Sept. 26, 2023
Calculation of Adjusted EBITDA
Net Income (loss), as reported	$230	$(250)	$1,613	$11,086
Depreciation and amortization[3]	940	926	3,757	3,617
Interest expense, net	24	22	125	78
Provision for income taxes	(426)	(284)	(624)	(10,787)
EBITDA	768	414	4,871	3,994
Preopening expense	-	374	-	484
Non-cash stock-based compensation	28	28	134	131
Asset impairment	499	548	698	1,589
Gain on restaurant asset sales and lease termination[3]	(20)	(9)	(8)	(41)
Litigation contingencies	-	-	(332)	-
Adjusted EBITDA	$1,275	$1,355	$5,363	$6,157

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income (loss) or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income (loss) before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

3 Depreciation and amortization and the gain on restaurant and equipment asset sales have been reduced by any amounts attributable to non-controlling interests.

7

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments, and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that Adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies, and our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.